Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merge Healthcare Incorporated
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-125603, 333-161689, 333-169371 and 333-177768) and Form S-8 (Nos. 333-34884, 333-100104, 333-107997, 333-40882, 333-107991, 333-125386 and 333-175030) of Merge Healthcare Incorporated of our report dated February 27, 2012 relating to the consolidated financial statements of Merge Healthcare Solutions Inc., formerly known as AMICAS, Inc., which appears in this Form 10-K/A Amendment No. 2.

/s/ BDO USA, LLP
Chicago, Illinois
July 2, 2012